EXHIBIT 17.1

ACTION OF THE DIRECTORS TAKEN BY WRITTEN CONSENT
HART INDUSTRIES, INC.


The undersigned, being all the directors of Hart Industries, Inc., take the following action by written consent, as authorized under Nevada law.

WHEREAS, Jon L. Lawver has submitted his resignation as a Director, Secretary and Chief Financial Officer of the corporation and it is in the best interest of the corporation to accept his resignation, effective immediately.

RESOLVED, that the corporation accept the resignation of Jon L.
Lawver as a Director of the corporation and Mr. Lawver's resignation as Secretary and Chief Financial Officer of the corporation, effective immediately.

WHEREAS, it is in the best interest of the corporation to appoint the following persons as officers to serve at the pleasure of the Board of Directors.

RESOLVED, that it is in the best interest of the corporation to appoint the following person to serve as officers of the corporation:

Sidney Z. Haider        President & Chief Executive Officer

Zara Haider             Vice-President & Secretary

David Lister            Chief Operating Officer & Treasurer

RESOLVED, that it is in the best interest of the corporation for Sidney Z. Haider, Zara Haider, and David Lister, the corporation's President, Secretary and Treasurer, respectively, to open bank accounts, sign checks, make deposits, request wire transfers, and any and all related matters in connection with the financial affairs of the corporation with any and all financial institutions.

RESOLVED FURTHER, that Zara Haider, Secretary, is hereby authorized to deliver a copy of this resolution to any and all financial institutions, wherever located, for the purpose of transacting business by or on behalf of the corporation.

RESOLVED FURTHER, that Zara Haider, Secretary, is hereby authorized to deliver a copy of this resolution to the corporation's transfer agent, for the purpose of transacting business by or on behalf of the corporation.

RESOLVED, that the Secretary of the corporation place a copy of the foregoing resolution in the corporation's minute book.

Dated:      March 7, 2001


                                          _____________/s/_______________
                                          Sidney Z. Haider, Director


                                          _____________/s/_______________
                                          Zara Haider, Director


                                          ____________/s/________________
                                          David Lister, Director